Exhibit 4.1

Name of Investor: ____________________________________________

For U.S. Investors:

Social Security Number or EIN __________________________________

SUBSCRIPTION AGREEMENT

FOR

COMMON STOCK

Tesseract Collective, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”) hereby agree as follows:

1.            Subscription for the Shares. The Investor hereby subscribes for and agrees to purchase ______________ shares of common stock, $0.0001 par value per share (the “Common Stock” or “Shares”), at a price of $0.50 for each share of Common Stock, for an aggregate purchase price of $______________.

2.            Description of the Shares. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The description of the Shares is qualified in all respects by the description thereof in the Company’s Certificate of Incorporation and Bylaws.

3.            Offering; Offering Size. The Company is offering up to 2,000,000 shares of Common Stock (hereinafter, the “Offering”). There is no minimum amount that needs to be subscribed for by any investor for the Company to conduct a Closing (as defined below).

4.            Closings. A closing (“Closing”) on an Investor’s subscription may occur at any time, as determined by the Company, together with, or separate from, subscriptions by other investors. The Company may accept this Subscription Agreement and conduct a Closing for all, or any portion of the Common Stock subscribed for by executing a copy of this Subscription Agreement as provided and notifying the Investor of such acceptance. The Company may hold multiple Closings until it accepts subscriptions for the maximum number of shares of Common Stock.

5.            Investor Delivery of Payment and Documents.

A.         The Investor has tendered the aggregate purchase price for the Common Stock in accordance with the instructions set forth on Schedule 1 hereto.

B.          The Investor hereby tenders an executed copy of this Subscription Agreement.

C.          If a Closing does not take place with respect to the Investor’s subscription for any reason or if the Investor’s subscription is otherwise rejected by the Company, all cash proceeds delivered by the Investor in accordance with the foregoing shall be returned to the Investor as soon as practicable, without interest, offset or deduction.

D.          In the event the Investor’s subscription is accepted by the Company, a copy of the fully-executed version of this Subscription Agreement shall be delivered to the Investor and the shares of Common Stock for which the Investor is subscribing shall be held by the Company’s counsel unless the Company determines to utilize uncertificated shares, in which event the electronic records of securities ownership by the Company or its outsourced electronic share provider shall evidence Investor’s ownership of the shares of Common Stock.

6.            Acceptance or Rejection of Subscriptions. The Company has the right to reject this subscription for the Common Stock, in whole or in part, for any reason and at any time prior to a Closing with respect to this subscription, notwithstanding prior receipt by the Investor of notice of acceptance of this subscription. The Common Stock subscribed for herein shall not be deemed issued to or owned by the Investor until a copy of this Subscription Agreement has been executed by the Investor and accepted and countersigned by the Company, and a Closing with respect to this subscription has occurred.

7.            Status of Offering. The Offering is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided for in Section 4(a)(2) of the Securities Act and in reliance on applicable exemptions from registration afforded certain private placements under state securities laws. The Offering may also be made in foreign countries in reliance on registration exemptions which are available in such countries.

8.            Representations and Warranties of the Investor. The Investor hereby acknowledges, represents, warrants and agrees as follows:

A.           Information About the Investor. The Company has no obligation to the Investor other than as set forth in this Subscription Agreement. The Investor is aware that, except for any rescission rights that may be provided under applicable laws, the Investor is not entitled to cancel, terminate, or revoke this subscription, and any agreements made in connection herewith shall survive the Investor’s death, disability, bankruptcy, or liquidation. To induce the Company to issue and sell the Common Stock to the Investor, the Investor represents and warrants that the information relating to the Investor stated herein is true and complete as of the date hereof and will be true and complete as of the date on which the Investor’s purchase of the Common Stock becomes effective. If, prior to the termination of the Offering, there should be any change in such information or any such information becomes incorrect or incomplete, the Investor agrees to notify the Company and supply the Company promptly with corrective information.

Furthermore, the Investor has such knowledge, skill and experience in business, financial and investment matters that the undersigned Investor can evaluate the merits and risks of an investment in the Shares. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made his, her or its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Subscription Agreement. The Investor has considered the suitability of the Shares as an investment considering his, her or its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Shares and his, her or its authority to invest in the Shares.

B.            Information About the Company.

(i)          The Investor and the Investor’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received and have carefully reviewed this Subscription Agreement and all other documents requested by the Investor or his, her or its Advisors, if any, and understand the information contained therein, prior to the execution of this Subscription Agreement.

(ii)         The Investor has been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the Offering and the business and operations of the Company and all such questions have been answered to the Investor’s full satisfaction. The Investor has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. The Investor has received all information regarding the Company that the Investor has reasonably requested. The Investor understands that there is no assurance as to the future performance of the Company or the value of the Common Stock purchased by the Investor in the Offering.

(iii)        The Investor acknowledges that any estimates, forward-looking statements or projections provided to the Investor were prepared in good faith by the officers of the Company, but the attainment of any such estimates, forward-looking statements or projections cannot be guaranteed by the Company or its officers and should not be relied upon.

C.           ERISA. (For ERISA plans only) The fiduciary of the Investor, if it is an ERISA plan (the “Plan”), represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Investor or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Investor or Plan fiduciary has not relied on any advice or recommendation of the Company or any of its affiliates.

D.           FINRA. The Investor acknowledges that if it is a registered representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, it must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm prior to an investment in the Common Stock.

E.           No Assurances; No General Solicitation. The Investor has received no representation or warranty from the Company or any of its officers, directors, employees, or agents in respect of the Investor’s investment in the Company other than those representations and warranties that are contained in this Subscription Agreement. The Investor represents that the Investor was contacted regarding the sale of the Common Stock by the Company (or another person whom the Investor believed to be an authorized agent or representative thereof) with whom the Investor had a prior substantial pre-existing relationship. The Investor is not aware of, and is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertisement including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet; (ii) any seminar or meeting the attendees of which have been invited by any general solicitation or general advertising; or (iii) any solicitation of a subscription by a person or entity not previously known to the Investor in connection with investments in securities generally.

F.            Speculative Investment. The Investor is aware that the purchase of the Common Stock is a speculative investment. The Investor acknowledges that he, she, or it can lose the entire amount of the investment in the Company. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock offered in the Offering and has obtained, in his, her or its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. The Investor has been urged to seek independent advice from his, her, or its professional advisors relating to the suitability of an investment in the Company in view of the Investor’s overall financial needs and with respect to the legal and tax implications of such investment. The Investor believes that the investment in the Company represented by his, her, or its purchase of the Common Stock in the Offering is suitable for the Investor based upon the Investor’s objectives and financial needs, and the Investor has adequate means for providing for all current financial needs and contingencies and has no need for liquidity with respect to the investment in the Company. The Investor’s investment in the Company does not constitute all, or substantially all, of the Investor’s investment portfolio.

G.           Restrictions on Transfer.

(i)         Securities Law Restrictions. The Investor understands that (a) the Common Stock offered in the Offering has not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration; (b) no securities administrator of any state or the Securities and Exchange Commission (the “Commission”) or any other federal agency has recommended or endorsed the Offering or made any finding or determination relating to the fairness of an investment in the Company; and (c) the Company is relying on the Investor’s representations, warranties and agreements for the purpose of determining whether the Offering meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. The Investor acknowledges that the Shares, when issued, will be subject to restrictions on transferability and may not be resold, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. The Investor further acknowledges that the Investor shall be subject to lock-up restrictions imposed by the Company as described herein and as may be required by any underwriter engaged in connection with any future registration or offering statement which the Company may file.

(ii)        Lock-up Restrictions. The Investor understands that the Common Stock which the Investor is purchasing under this Subscription Agreement may NOT be sold, transferred, assigned, pledged, hypothecated, mortgaged, or otherwise disposed of or made subject to any lien or security interest, during the Restricted Period (as defined below) without the prior written consent of the Company in its sole and absolute discretion, except by (a) transfer by will or intestate devise, (b) by lifetime gifts or transfers to family members, trusts or other family-related entities therefor for bona-fide family estate planning purposes and (c) to the officers, directors, employees, partners, members or shareholders of Investor; provided, however, that any transferee of the Shares agrees in writing to hold such Shares, in all cases subject to the terms, conditions, and restrictions of this Subscription Agreement. The “Restricted Period” shall be defined as the period commencing on the date hereof and continuing until the first business day following the three (3) year anniversary of the Initial Trading Date (as defined below); provided, however, if such business day is a Friday, then the Restricted Period shall expire on the next business day; provided further, that the Company may elect to release the Investor from this lock-up at any time or from time to time for any reason or no reason with respect to any or all of such Investor’s Shares. No such release shall be deemed to obligate the Company to grant any future releases to the Investor or any other investor nor shall any release granted to another investor be deemed to obligate the Company to grant any future releases to the Investor. In addition, Investor agrees to execute any lock-up agreement required by the lead underwriter in connection with the Company’s Initial Public Offering (“IPO”) that the Company may conduct while the Investor holds any of the Shares; provided, that any such agreement is consistent with the form of lock-up agreements typically required by underwriters; and provided further that, so long as such lock-up is consistent with that typically required by underwriters, the Investor agrees and understands it is hereby subject to such lock-up whether or not the Investor executes such lock-up agreement. For purposes hereof, the “Initial Trading Date” shall mean the first date upon which shares of the Company’s capital stock trade on (a) a national securities exchange or through any quotation service that requires as a condition for trading that the Company report under the Securities Act or the Exchange Act or (b) the OTCQB or OTCQX (collectively, a “Qualified Trading Market”); and the “Initial Public Offering” shall mean (a) the initial public offering of the Company’s capital stock pursuant to an effective registration statement on Form S-1 or qualified offering statement on Form 1-A under the Securities Act and (b) the commencement of a public trading market for any class of securities of the Company on a Qualified Trading Market. In all cases other than the death or the incapacity of an individual Investor, the Company shall have the right incidental to any transfer of Shares for the Investor to continue as a single representative to give and receive communications with the Company regarding the transferred Shares.

In the event that any of the Shares are registered or qualified for resale or otherwise released from the lock-up restrictions set forth in this Section 8(G)(ii) after the consummation of the IPO, such Shares will still not be saleable until after five (5) business days following the earliest of: (1) the closing of the IPO underwriter’s over-allotment in full; (2) the termination, by such underwriter, of its over-allotment option; or (3) the expiration of the forty-five (45)-day over-allotment option period; provided, however, in no event may such Shares be sold until after the thirty-first (31st) day following the closing date of the IPO.

(iii)       Legends of Certificate. The Investor understands that each certificate evidencing any of the Shares, if certificated, will bear the legends substantively similar to that set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THE COMPANY’S SUBSCRIPTION AGREEMENT WITH THE INVESTOR SETS FORTH CERTAIN RESTRICTIONS ON THE INVESTOR’S ABILITY TO TRANSFER SUCH SECURITIES. A COPY OF SUCH SUBSCRIPTION AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY’S OFFICE.”

H.           No Market for the Shares. The Investor is purchasing the Common Stock for his, her, or its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution thereof, nor with any present intention of selling or otherwise disposing of all or any part of such securities. The Investor understands that there is currently no market for any shares of the Company’s Common Stock and there may not be any market for the Common Stock in the future. The Investor agrees that (i) the purchase of the Common Stock is a long-term investment and (ii) the Investor may have to bear the economic risk of investment for an indefinite period of time because the Company’s Common Stock have not been registered under the Securities Act and may never be registered and cannot be resold, pledged, assigned, or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. The Investor understands that, except as provided in Section 8(I) below, the Company is under no obligation to register any of the Shares, or to assist the Investor in complying with any exemption from such registration under the Securities Act or any state securities laws.

I.             Registration of the Shares. The Company agrees from and after the expiration of the Restricted Period or such earlier date if Shares are released from any lock-up restriction, but only as to such released Shares and subject to Section 8(G)(ii), it will use commercially reasonable efforts to enable the resale of the Shares which may be satisfied by: (i) filing a resale registration statement covering such Shares; (ii) including such Shares in additional or secondary registration statements filed by the Company for other purposes; or (iii) in any other manner selected by the Company which is then permitted by applicable laws and Commission rules and regulations, any such registration subject to the applicable rules and regulations of the Commission; provided, however, that the Company shall not be required to use its commercially reasonable efforts to enable the resale of the Shares as described in this Section 8(I) if the Shares are otherwise transferable pursuant to a resale exemption or other exemption from registration under the Securities Act or any state securities laws. The Investor agrees to comply with the terms of any lock-up restrictions imposed by the underwriters engaged in connection with any such registration statement.

J.             Entity Authority. If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and has not been formed for the sole purpose of investing in the Company. The person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

K.           Principal Place of Business; Residency. The Investor represents and warrants to the Company that (i) if an entity, then its principal place of business and executive offices are located in the state set forth on the Entity Information Sheet attached to this Subscription Agreement, and (ii) if an individual, then his or her state of residency is the state set forth on the Individual and Joint Investors Information Sheet attached to this Subscription Agreement.

L.            No Offer Until Determination of Suitability. The Investor acknowledges that any delivery to him, her, or it of the documents relating to the Offering prior to the determination by the Company of the Investor’s suitability will not constitute an offer of the Common Stock until such determination of suitability is made.

M.           For Florida Residents. The Common Stock has not been registered under the Securities Act or the Florida Securities and Investor Protection Act (“Florida Securities Act”), by reason of specific exemptions thereunder relating to the limited availability of the Offering. All of the Shares cannot be sold, transferred, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act or the Florida Securities Act, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three (3) days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within (3) days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3) of the Florida Securities Act and by Rule 69W-500.005(5)(a) thereunder, if the Investor is a Florida resident, such Investor may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to certain prescribed materials that the Company can obtain without unreasonable expense and the opportunity to question the appropriate executive officers of the Company.

N.           For Foreign Investors.

(i)        If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), the Investor hereby represents that she, he or it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within his, her or its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(ii)       If the Investor is not a United States person (as defined in Rule 902 promulgated under the Securities Act (a “Regulation S Investor”)), such Regulation S Investor hereby represents that the Shares acquired by such Regulation S Investor will be acquired for investment for such Regulation S Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident, and that such Regulation S Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Subscription Agreement, such Regulation S Investor further represents that such Regulation S Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person in the United States or to a United States resident, with respect to any of such Regulation S Investor’s Shares.

(iii)      Each Regulation S Investor represents that it is not a United States person as such term is defined in Rule 902 promulgated under the Securities Act.

O.           Risk Factors. The Investor is aware that an investment in the Common Stock involves a number of very significant risks and understands any of such risk, or other risks, may materially adversely affect the Company’s operations and future prospects.

P.            Brokers’ and Finders’ Fees. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than fees to be paid by the Company to the Placement Agent.

Q.           Bad Actor Disqualification Events - Representations and Covenants – Rule 506(d).

(i)         The Investor has not been convicted, within ten years before the sale of the Common Stock (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the Commission; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

(ii)        The Investor has not been subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the sale of the Common Stock, that, at the time of such sale, restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (a) in connection with the purchase or sale of any security; (b) involving the making of any false filing with the Commission; or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(iii)       The Investor is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the Commodity Futures Trading Commission, or the National Credit Union Administration that: (a) at the time of the sale of the securities, bars Investor from: (I) association with an entity regulated by such commission, authority, agency or officer, (II) engaging in the business of securities, insurance or banking, or (III) engaging in savings association or credit union activities; or (b) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the sale of the securities.

(iv)       The Investor is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that, at the time of the sale of the Common Stock: (i) suspends or revokes the Investor’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, the Investor; or (iii) bars the Investor from being associated with any entity or from participating in the offering of any penny stock.

(v)        The Investor is not subject to any order of the Commission, entered within five years before the sale of the Common Stock, that, at the time of such sale, orders the Investor to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act.

(vi)       The Investor has not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(vii)      The Investor has not filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the Commission that, within five years before the sale of the Common Stock, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of the sale of the Common Stock, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(viii)     The Investor is not subject to a United States Postal Service false representation order entered within five years before the sale of the Common Stock, or is the Investor, at the time of the sale of the Common Stock, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

(ix)        The Investor covenants not to commit, or take any action which would likely result in the commission of any act as specified in subparagraphs (i) through (viii) hereinabove or as set forth in Rule 506 under Regulation D (a “Disqualifying Act”).

(x)         The Investor covenants not to sell, transfer or pledge the Common Stock or any part thereof to any person or entity that has committed, or has taken any action which would likely result in the commission of, a Disqualifying Act.

9.            Representations and Warranties of the Company. As of the Closing, the Company hereby represents and warrants to the Investor as follows:

A.           Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own its assets and to carry on its business as presently conducted. The Company has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

B.           Authority. The Company has all necessary corporate power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Subscription Agreement has been duly executed and delivered by the Company. When executed by the Company, this Subscription Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Subscription Agreement. The sale by the Company of the Common Stock does not conflict with the certificate of incorporation or bylaws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property. The sale of the Common Stock will not trigger any pre-emptive or, to the knowledge of the Company, other rights held by any party and no governmental or regulatory consent is required for the consummation of the transactions contemplated by this Subscription Agreement.

10.          Indemnification. The Investor hereby agrees to indemnify and hold harmless the Company, its officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Investor and contained herein, or (ii) arise out of or are based upon any breach by the Investor of any representation, warranty, or agreement made by the Investor contained herein.

11.          Severability; Remedies. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.          Governing Law and Jurisdiction. This Subscription Agreement shall be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect, and in all other respects, by the internal law of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in the Supreme Court of the State of New York, County of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the Supreme Court of the State of New York, County of New York, in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in Supreme Court of the State of New York, County of New York, and (v) agrees that service of process upon it mailed by certified mail to its address set forth on Schedule 1, if to the Company, and to the address set forth on the Entity Information Sheet or Individual and Joint Investors Information Sheet, as the case may be, if to the Investor, will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

13.          Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original and all of which together will constitute one and the same agreement. The execution of this Subscription Agreement may be by actual, pdf or facsimile signature.

14.          Binding Effect. The provisions of this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, personal representatives, successors and assigns.

15.          Notices. All notices, offers, acceptance, and any other acts under this Subscription Agreement (except payment) must be in writing, and shall be deemed to have been sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested). All communications to the Investor should be sent to his, her, or its preferred address on Entity Information Sheet or Individual and Joint Investors Information Sheet, as the case may be. All communications to the Company should be sent to the address set forth on Schedule 1. Each party may designate another address by notice to the other party.

16.          Entire Agreement. This Subscription Agreement constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both oral and written, between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge, or termination is sought.

17.          Section and Other Headings. The section and other headings contained in this Subscription Agreement have been inserted for reference purposes only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

18.          Survival of Representations, Warranties and Agreements. All representations, warranties, acknowledgements, and agreements contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the Closing and (ii) the death or disability of the undersigned.

19.          Acceptance of Subscription Agreement. The Company may accept this Subscription Agreement at any time for all or any portion of the Common Stock subscribed for by executing a copy hereof as provided and notifying the Investor within a reasonable time thereafter.

[SIGNATURE PAGE AND INFORMATION SHEETS TO FOLLOW]

ENTITY INFORMATION SHEET

Complete All Information

Entity Name:

Entity Type:	☐ Corporation	☐ Trust

	☐ Partnership	☐ Other:

☐ Limited Liability Company

Tax ID:                                                                                                                            State of Formation:

Company Street Address:

City:                                                                                                         State:                               Zip Code:

Primary Contact:                                                                                             Title:

Telephone Number:                                                                                         Fax Number:

Email Address:

Do you believe you have sufficient knowledge, skill and experience in business, financial and investment matters to evaluate the merits and risks of the Common Stock?

☐ Yes         ☐ No

INDIVIDUAL AND JOINT INVESTORS INFORMATION SHEET

Complete All Information

Additional information may be requested

Investor’s Name:

Date of Birth:	SSN/Tax ID:

Co-Investor Name:

Date of Birth:	SSN/Tax ID:

Home Street Address:

City:	State:	Zip Code:

Mailing Street Address:

City:	State:	Zip Code:

Work Phone:	Home Phone:

Email Address:

Do you believe you have sufficient knowledge, skill and experience in business, financial and investment matters to evaluate the merits and risks of the Common Stock?

☐ Yes            ☐ No

SIGNATURE PAGE

The undersigned hereby agrees and enters into this Subscription Agreement and confirms that all the information and representations regarding the Investor contained herein are true, including the attached exhibits and schedules. If the undersigned is signing on behalf of an entity or trust the undersigned represents, the undersigned has the authority to make investment decisions for the entity. The undersigned also understands that a background/credit check maybe conducted for the purposes of detecting and deterring money laundering.

Entity Name (If Applicable)

Signature	Date

Print Name

Title (if applicable)

Signature	Date

Print Name

Title (if applicable)

The foregoing subscription is accepted by the Company and the Company hereby agrees to be bound by its terms, with respect to _____________ shares of the Common Stock.

TESSERACT COLLECTIVE, INC.

By:

Name:

Title:

Date:

SCHEDULE 1